Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-71904) pertaining to the Emmis Communications Corporation 2001 Equity Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-92318) pertaining to the Emmis Communications Corporation 2002 Equity Compensation Plan;

(3)	Registration Statement (Form S-8 No. 333-117033) pertaining to the Emmis Communications Corporation 2004 Equity Compensation Plan;

(4)	Registration Statement (Form S-8 No. 333-171463) pertaining to the Emmis Communications Corporation 2010 Equity Compensation Plan;

(5)	Registration Statement (Form S-8 No. 333-184933) pertaining to the Emmis Communications Corporation 2012 Equity Compensation Plan;

(6)	Registration Statement (Form S-8 No. 333-193245) pertaining to the Emmis Communications Corporation 2012 Retention Plan and Trust

(7)	Registration Statement (Form S-8 No. 333-205579) pertaining to the Emmis Communications Corporation 2015 Equity Compensation Plan; and

of our report dated May 5, 2016, with respect to the consolidated financial statements of Emmis Communications Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended February 29, 2016.

/s/ Ernst & Young LLP

Indianapolis, Indiana
May 5, 2016